UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007 (November 28, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 7, 2007, Nationwide Financial Services, Inc. (NFS) entered into an accelerated share repurchase agreement (ASR) with UBS AG, London Branch (UBS). Under the ASR, NFS purchased 2,921,983 shares of its Class A common stock from UBS at an average price per share of $52.19. Under the terms of the ASR, NFS was required to pay, or was entitled to receive, a per share price adjustment based on the difference between the average daily volume weighted prices during the duration of the ASR and the initial reference price. If obligated to pay UBS, NFS had the right to elect to settle in cash or in shares of its Class A common stock. NFS elected to settle its full obligation to UBS under the ASR in shares of its Class A common stock. On November 28, 2007, NFS entered into a Registration Rights Agreement with UBS to register the shares that NFS issued to UBS in full settlement of the ASR.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Registration Rights Agreement between Nationwide Financial Services, Inc. and UBS AG, London Branch, dated November 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: November 30, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer